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                                   EXHIBIT 2

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             FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION OF BROOKLYN
                             PLAN OF REORGANIZATION
                        FROM A MUTUAL SAVINGS ASSOCIATION
                           TO A MUTUAL HOLDING COMPANY
                             AND STOCK ISSUANCE PLAN

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Introduction..............................................................1
2.   Definitions...............................................................2
3.   The Reorganization........................................................7
4.   Conditions to Implementation of the Reorganization.......................10
5.   Special Meeting of Members...............................................10
6.   Rights of Members of the MHC.............................................11
7.   Conversion of MHC to Stock Form..........................................11
8.   Timing of the Reorganization and Sale of Capital Stock...................12
9.   Number of Shares to be Offered...........................................12
10.  Independent Valuation and Purchase Price of Shares.......................12
11.  Method of Offering Shares and Rights to Purchase Stock...................13
12.  Additional Limitations on Purchases of Common Stock......................17
13.  Payment for Stock........................................................19
14.  Manner of Exercising Subscription Rights Through Order Forms.............20
15.  Undelivered, Defective or Late Order Form; Insufficient Payment..........21
16.  Completion of the Stock Offering.........................................21
17.  Market for Common Stock..................................................21
18.  Stock Purchases by Management Persons After the Stock Offering...........22
19.  Resales of Stock by Directors and Officers...............................22
20.  Stock Certificates.......................................................22
21.  Restriction on Financing Stock Purchases.................................22
22.  Stock Benefit Plans......................................................22
23.  Post-Reorganization Filing and Market Making.............................23
24.  Payment of Dividends and Repurchase of Stock.............................23
25.  Reorganization and Stock Offering Expenses...............................23
26.  Employment and Other Severance Agreements................................23
27.  Interpretation...........................................................24
28.  Amendment or Termination of the Plan.....................................24

Exhibits
--------

Exhibit A     Charter and Bylaws of the Bank
Exhibit B     Charter and Bylaws of the Holding Company
Exhibit C     Charter and Bylaws of the MHC

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1.   INTRODUCTION

     This Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan") provides for the reorganization of Flatbush Federal Savings & Loan Association of Brooklyn (the "Bank") from a federally-chartered mutual savings association into the mutual holding company structure (the "Reorganization") under the laws of the United States of America and the regulations of the Office of Thrift Supervision ("OTS"). The mutual holding company (the "MHC") will be a mutually-owned federal corporation, and all of the current ownership and voting rights of the Members of the Bank will be transferred to the MHC. As part of the Reorganization and the Plan, the Bank will convert to a federal stock savings association (the "Stock Bank"), and a stock holding company (the "Holding Company") will be established as a federal corporation and a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering. The Common Stock will be offered on a priority basis to depositors and the Tax-Qualified Employee Plans of the Bank, with any remaining shares offered to the public in a Community Offering or a Syndicated Community offering, or a combination thereof.

     The primary purpose of the Reorganization is to establish a holding company and to convert the Bank to the stock form of ownership, which will enable the Bank to compete and expand more effectively in the financial services marketplace. The Reorganization will permit the Holding Company to issue Capital Stock, which is a source of capital not available to mutual savings associations. Since the Holding Company will not be offering all of its Common Stock for sale to depositors and the public in the Stock Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, will also permit the Bank to raise additional capital since a majority of the Holding Company's common stock will be available for sale in the future. It will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Lastly, the Reorganization will enable the Bank to better manage its capital by
(i) providing broader acquisition and investment opportunities through the holding company structure, (ii) enabling the Bank to distribute capital to stockholders of the Holding Company in the form of dividends, and (iii) enabling the Holding Company to repurchase its common stock as market conditions warrant. Although the Reorganization and Stock Offering will create a stock savings bank and stock holding company, only a minority of the Common Stock will be offered for sale in the Stock Offering. As a result, the Bank's mutual form of ownership and its ability to remain an independent community savings bank will be preserved through the mutual holding company structure. The Reorganization is subject to the approval of the OTS, and must be approved by the affirmative vote of a majority of the total votes eligible to be cast by Members.

     In the event the Board of Directors of the Bank determines not to establish the Holding Company as part of the Reorganization, then all references in this Plan to the issuance of Common Stock by the Holding Company, including all references to Employee Plans of the Holding Company, shall mean the issuance of common stock by the Bank and Employee Plans of the Bank. If no Holding Company is established as part of the Reorganization, the Board of Directors may elect to establish the Holding Company subsequent to the completion of the Reorganization and Stock Offering.
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2.   DEFINITIONS

     As used in this Plan, the terms set forth below have the following meanings:

     ACTING IN CONCERT: The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company ("other party") shall also be deemed to be acting in concert with any Person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     ACTUAL PURCHASE PRICE: The price per share, determined as provided in this Plan, at which the Common Stock will be sold in the Stock Offering.

     AFFILIATE: Any Person that controls, is controlled by, or is under common control with another Person.

     ASSOCIATE: The term "Associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;
(iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Bank, the MHC, the Stock Holding Company or any subsidiary of the MHC or the Holding Company or any affiliate thereof; and (iv) any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director or officer of the MHC, the Holding Company or the Bank, to the extent provided in Sections 11-13 hereof. When used to refer to a Person other than an officer or director of the Bank, the Bank in its sole discretion may determine the Persons that are Associates of other Persons.

     BANK: Flatbush Federal Savings & Loan Association of Brooklyn in its pre-Reorganization mutual form or post-Reorganization stock form, as indicated by the contract.

     CAPITAL STOCK: Any and all authorized stock of the Bank or the Holding Company.

     COMMON STOCK: Common stock issuable by the Holding Company in connection with the Reorganization, including securities convertible into Common Stock, pursuant to its stock charter.

     COMMUNITY: Kings County, New York.

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     COMMUNITY OFFERING: The offering to certain members of the general public of any unsubscribed shares in the Subscription Offering. The Community Offering may include a Syndicated Community Offering or public offering.

     CONTROL: (including the terms "controlled by", "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     DEPOSIT ACCOUNT(S): Any withdrawable account as defined in Section 561.42 of the Regulations, and shall include all demand deposit accounts as defined in
Section 561.16 of the Regulations and certificates of deposit.

     EFFECTIVE DATE: The date upon which all necessary approvals have been obtained to complete the Reorganization, and the Reorganization and Stock Offering have been completed.

     ELIGIBLE ACCOUNT HOLDER: Any person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights.

     ELIGIBILITY RECORD DATE: March 31, 2002, the date for determining who qualifies as an Eligible Account Holder of the Bank.

     EMPLOYEE PLANS: The Tax-Qualified and Non-Tax Qualified Employee Plans of the Bank and/or the Company.

     ESOP: The Bank's employee stock ownership plan.

     ESTIMATED VALUATION RANGE: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Holding Company to the MHC and to Minority Stockholders, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     FDIC: The Federal Deposit Insurance Corporation.

     HOLA: The Home Owners' Loan Act, as amended.

     HOLDING COMPANY: Flatbush Federal Bancorp, Inc., the federal corporation which will be majority-owned by the MHC and which will own 100% of the common stock of the Bank, and any successor to such corporation that may be established in connection with a Conversion Transaction.

     HOLDING COMPANY APPLICATION: The Holding Company Application on Form H(e)-1 or H(e)-1-s to be submitted by the Bank to the OTS to have the Holding Company acquire the common stock of the Bank.

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     INDEPENDENT APPRAISER: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

     MANAGEMENT PERSON: Any Officer or director of the Bank or any Affiliate of the Bank, and any person acting in concert with any such Officer or director.

     MARKET MAKER: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (1) regularly publishes bona fide competitive bid and offer quotations on request, and (2) is ready, willing and able to effect transactions in reasonable quantities at the dealer's quoted prices with other brokers or dealers.

     MEMBER: Any person or entity who qualifies as a member of the Bank pursuant to its charter and bylaws.

     MHC: Flatbush Federal Bancorp, MHC, the mutual holding company resulting from the Reorganization.

     MINORITY OWNERSHIP INTEREST: The shares of the Holding Company's Common Stock owned by persons other than the MHC, expressed as a percentage of the total shares of Holding Company Common Stock outstanding.

     MINORITY STOCK OFFERING: One or more offerings of less than 50% in the aggregate of the outstanding Common Stock of the Holding Company to persons other than the MHC.

     MINORITY STOCKHOLDER: Any owner of the Holding Company's Common Stock, other than the MHC.

     NON-VOTING STOCK: Any Capital Stock other than Voting Stock.

     NOTICE: The Notice of Mutual Holding Company Reorganization to be submitted by the Bank to the OTS to notify the OTS of the Reorganization and the Stock Offering.

     OFFERING RANGE: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range, which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to up to 49.9% of the Common Stock.

     OFFICER: An executive officer of the Holding Company or the Bank, including the Chief Executive Officer, President, Senior Vice Presidents in charge of principal business functions, Secretary, Treasurer and any other person performing similar functions.

     ORDER FORM: Any form (together with any attached cover letter and/or certifications or acknowledgements), sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may

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make elections regarding purchases of Common Stock in the Subscription and
Community Offerings.

     OTHER MEMBER: Any person who is a Member of the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or Tax-Qualified Employee Plan.

     OTS: The Office of Thrift Supervision, and any successor thereto.

     PERSON: An individual, corporation, partnership, association, joint-stock company, trust (including Individual Retirement Accounts and KEOGH Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

     PLAN: This Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan.

     QUALIFYING DEPOSIT: The aggregate balance of each Deposit Account of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided such aggregate balance is not less than $50.

     REGULATIONS: The rules and regulations of the OTS, including the OTS rules and regulations regarding mutual holding companies.

     REORGANIZATION: The reorganization of the Bank into the mutual holding company structure including the organization of the MHC, the Holding Company and the Bank in stock form pursuant to this Plan.

     RESIDENT: The terms "resident," "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling within the Bank's Community, has an intent to remain with the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

     SEC: The Securities and Exchange Commission.

     SPECIAL MEETING: The Special Meeting of Members called for the purpose of voting on the Plan.

     STOCK BANK: The federally chartered stock savings bank resulting from the conversion of the Bank to stock form pursuant to this Plan.

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     STOCK OFFERING: The offering of Common Stock of the Holding Company to persons other than the MHC, in a Subscription Offering and, to the extent shares remain available, in a Community Offering.

     SUBSCRIPTION OFFERING: The offering of Common Stock of the Holding Company for subscription and purchase pursuant to Section 11 of this Plan.

     SUBSIDIARY: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or director of the Bank.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE: The last day of the calendar quarter preceding approval of the Plan by the OTS.

     SYNDICATED COMMUNITY OFFERING: The offering of Common Stock following or contemporaneously with the Community Offering through a syndicate of broker-dealers.

     TAX-QUALIFIED EMPLOYEE PLAN: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term "Non-Tax-Qualified Employee Plan" means any stock benefit plan which is not so qualified under Section 401 of the Internal Revenue Code.

     VOTING MEMBER: Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Bank pursuant to its charter and bylaws.

     VOTING RECORD DATE: The date established by the Bank for determining which Members are entitled to vote on the Plan.

     VOTING STOCK:

     (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

          (i) To vote for or to select directors of the Bank or the Holding Company; and

          (ii) To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Holding Company.

     (2) Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if:

          (i) Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would

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               significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank, or the payment of dividends by the Bank when preferred dividends are in arrears;

          (ii) The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and

         (iii) The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

     (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.   THE REORGANIZATION

     A.   ORGANIZATION OF THE HOLDING COMPANIES AND THE BANK

     As part of the Reorganization, the Bank will convert to a federal stock charter and become the Stock Bank, and the Holding Company and the MHC will be established as federal corporations. The Reorganization will be effected as follows, or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations: (i) the Bank will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One"); (ii) Interim One will also organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two"); (iii) Interim One will organize the Holding Company as a wholly-owned subsidiary; (iv) the Bank will exchange its charter for a federal stock savings bank charter to become the Stock Bank and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution; (vi) all of the initially issued stock of the Stock Bank will be transferred to the MHC in exchange for membership interests in the MHC; and
(vii) the MHC will contribute the capital stock of the Stock Bank to the Holding Company, and the Stock Bank will become a wholly-owned subsidiary of the Holding Company.

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     Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing the pro forma market value of the Holding Company and the Bank. Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title, and interest in and to all of its property and assets of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank will by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the assets, rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank's present locations.

     Upon consummation of the Reorganization, substantially all of the assets and liabilities (including the savings accounts, demand accounts, tax and loan accounts, United States Treasury general accounts, or United States Treasury Time Deposit Accounts, as defined in the OTS regulations) of the Bank shall become the assets and liabilities of the Stock Bank, which will thereupon become an operating savings bank subsidiary of the Holding Company and of the MHC. The Bank will apply to the OTS to have the Holding Company receive or retain (as the case may be) up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the Board of Directors. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the OTS regulations governing capital distributions.

     B.   EFFECT ON DEPOSIT ACCOUNTS AND BORROWINGS

     Each deposit account in the Bank on the Effective Date will remain a deposit account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as the deposit account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

     C.   THE BANK

     Upon completion of the Reorganization the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings banks under federal law. A copy of the proposed charter and bylaws of the Stock Bank is attached hereto as Exhibit A and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank retained by or distributed to the Holding Company or the MHC), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

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     The initial members of the Board of Directors of the Stock Bank will be the members of the existing Board of Directors of the Bank. The Stock Bank will be wholly-owned by the Holding Company. The Holding Company will be wholly-owned by its stockholders who will consist of the MHC and the persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering. Upon the Effective Date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

     D.   THE HOLDING COMPANY

     The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies and mutual holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be the existing Board of Directors of the Bank. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company's directors annually. A copy of the proposed charter and bylaws of the Holding Company is attached as Exhibit B and made part of this Plan.

     The Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Holding Company, and the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering.

     E.   THE MUTUAL HOLDING COMPANY

     As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the charter of the MHC. Persons who have membership rights with respect to the Bank under its existing charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after the Reorganization so long as such persons remain depositors or borrowers, as the case may be, of the Bank after the Reorganization. In addition, all persons who become depositors of the Stock Bank following the Reorganization will have membership rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC's charter and bylaws (a copy of which is attached to this Plan as Exhibit C and made a part hereof) and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by
Section 10(o)(5) of the HOLA.

     The initial members of the Board of Directors of the MHC will be the existing Board of Directors of the Bank. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC who will consist of the former Members of the Bank and all persons who become depositors of the Bank after the Reorganization.

                                       9
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4.   CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION

     Consummation of the Reorganization is expressly conditioned upon the following:

     A. Approval of the Plan by a majority of the Board of Directors of the Bank.

     B. The filing of a Reorganization Notice, including the Plan, with the OTS and either:

          (i) The OTS has given written notice of its intent not to disapprove the Reorganization; or

          (ii) Sixty days have passed since the OTS received the Reorganization Notice and deemed it complete under ss. 516.210 or ss. 516.220 of the OTS regulations, and the OTS has not given written notice that the Reorganization is disapproved or extended for an additional 30 days the period during which disapproval may be issued.

     C. The filing of a holding company application with and approval by the OTS pursuant to the HOLA for the Holding Company and MHC to become mutual savings and loan holding companies by owning or acquiring up to 100% of the common stock of the Stock Bank and the Holding Company, respectively, to be issued in connection with the Reorganization.

     D. Submission of the Plan to the Members for approval pursuant to a Proxy Statement and form of proxy cleared in advance by the OTS, and such Plan is approved by a majority of the total votes of the Voting Members eligible to be cast at a meeting held at the call of the directors in accordance with the procedures prescribed by the Bank's charter and bylaws.

     E. All necessary approvals have been obtained from the OTS in connection with the adoption of the charter and bylaws of the MHC, the Holding Company and the Stock Bank, the conversion of the Bank to a stock charter, and any transfer of assets and liabilities of the Bank to the Stock Bank pursuant to the Plan; and all conditions specified or otherwise imposed by the OTS in connection with the issuance of a notice of intent not to disapprove the Notice have been satisfied.

5.   SPECIAL MEETING OF MEMBERS

     Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Bank's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank shall distribute proxy solicitation materials to all Voting Members. The proxy solicitation materials shall include a proxy statement and other documents authorized for use by the regulatory authorities. A copy of the Plan will be made available to Voting Members upon request. Pursuant to the Regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Voting Members is required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Voting Members.

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6.   RIGHTS OF MEMBERS OF THE MHC

     Following the Reorganization, all persons who had membership rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by members of the Bank to the Board of Directors of the Bank shall automatically become proxies granted to the Board of Directors of the MHC. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have membership rights with respect to the MHC. In each case, no person who ceases to be the holder of a deposit account with the Stock Bank after the Reorganization shall have any membership or other rights with respect to the MHC. Borrowers of the Stock Bank who were borrower members of the Bank at the time of Reorganization will have the same membership rights in the MHC as they had in the Bank immediately prior to the Reorganization for so long their pre-Reorganization borrowings remain outstanding. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization.

7.   CONVERSION OF MHC TO STOCK FORM

     Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur.

     In a Conversion Transaction, the MHC would merge with and into the Stock Bank or the Holding Company, with the Stock Bank or the Holding Company as the resulting entity, and the depositors of the Stock Bank would receive the right to subscribe for shares of common stock of the Holding Company or its successor, which shares would represent the ownership interest of the MHC in the Holding Company and the Stock Bank. The additional shares of Common stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an Independent Appraisal.

     Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled without additional consideration to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the "Minority Ownership Interest"). The Minority Ownership Interest of Minority Stockholders shall not be reduced in a Conversion Transaction as a result of any waiver of dividends by the MHC.

     At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders. If a Conversion Transaction does not occur, the MHC will always own a majority of the Voting Stock of the Holding Company. Management of the Bank has no current intention to conduct a Conversion Transaction.

     A Conversion Transaction would require the approval of the OTS and would be presented to a vote of the members of the MHC. Federal regulatory policy requires that in any

Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

8.   TIMING OF THE REORGANIZATION AND SALE OF CAPITAL STOCK

     The Bank intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in Section 4 of the Plan. Subject to the approval of the OTS, the Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Members. The Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. Subject to OTS approval, the Bank's proxy solicitation materials may permit certain Members to return to the Bank by a reasonable date certain a postage paid card or other written communication requesting receipt of the prospectus if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering shall be conducted in compliance with the securities offering regulations of the SEC.

9.   NUMBER OF SHARES TO BE OFFERED

     The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Directors of the Bank and the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering must be less than 50% of the issued and outstanding shares of Common Stock of the Holding Company.

10.  INDEPENDENT VALUATION AND PURCHASE PRICE OF SHARES

     All shares of Common Stock sold in the Stock Offering shall be sold at a uniform price per share. The purchase price and number of shares to be outstanding shall be determined by the Board of Directors of the Holding Company on the basis of the estimated pro forma market value of the Holding Company and the Bank. The aggregate purchase price for the Common Stock will not be inconsistent with such market value of the Holding Company and the Bank. The pro forma market value of the Holding Company and the Bank will be determined for such purposes by the Independent Appraiser.

     Prior to the commencement of the Stock Offering, an Estimated Valuation Range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors at the time of the Stock Offering and consistent with OTS regulations. The Holding Company intends to issue up to 49.9% of its Common Stock in the Stock Offering. The number of shares of Common Stock to be issued and the ownership interest of the MHC may be increased or decreased by the Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Board of Directors of the Bank and the Holding Company.

     Based upon the independent valuation as updated prior to the commencement of the Stock Offering, the Board of Directors may establish the minimum and maximum percentage of shares of Common Stock that will be offered for sale in the Stock Offering, or it may fix the percentage of shares that will be offered for sale in the Stock Offering. In the event the percentage of the shares offered for sale in the Minority Stock Offering is not fixed in the Stock Offering, the Minority Ownership Interest resulting from the Stock Offering will be determined as follows: (a) the product of (x) the total number of shares of Common Stock sold by the Holding Company and (y) the purchase price per share, divided by (b) the aggregate pro forma market value of the Bank and the Holding Company upon the closing of the Stock Offering and sale of all the Common Stock.

     Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock sold in the Stock Offering at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new price range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the OTS may permit.

     The estimated market value of the Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with OTS regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

     If there is a Community Offering or Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Community Offering or Syndicated Community Offering shall be the Actual Purchase Price which will be equal to the purchase price per share at which the Common Stock is sold to persons in the Subscription Offering. Shares sold in the Community Offering or Syndicated Community Offering will be subject to the same limitations as shares sold in the Subscription Offering.

11.  METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK

     In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders;
(2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and
(4) Other Members, pursuant to priorities established by the Board of Directors. Any shares of Common Stock that are not subscribed for in the Subscription Offering may at the discretion of the Bank and the Holding Company be offered for sale in a Community Offering or a Syndicated Community Offering. The minimum purchase by any Person shall be 25 shares. The Holding Company shall determine in its sole discretion whether each prospective purchaser is a "resident," "associate," or "acting in concert" as defined in the Plan, and shall interpret all other provisions of the Plan in its sole discretion. All such determinations are in the sole discretion of the Holding Company, and may be based on whatever evidence the Holding Company chooses to use in making any such determination.

     In addition to the priorities set forth below, the Board of Directors may establish other priorities for the purchase of Common Stock, subject to the approval of the OTS. The priorities for the purchase of shares in the Stock Offering are as follows:

     A.   SUBSCRIPTION OFFERING

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $100,000, one-tenth of one percent (.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date and subject to the provisions of Section 12; provided that the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he had an ownership interest as of the Eligibility Record Date.

     PRIORITY 2: TAX-QUALIFIED EMPLOYEE PLANS. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the shares offered in the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company subject to the maximum purchase limitations applicable to such plans as set forth in Section 12, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering. If the final valuation exceeds the maximum of the Offering Range, up to 10% of the Common Stock issued in the Stock Offering may be sold to the Tax-Qualified Employee Plans notwithstanding any oversubscription by Eligible Account Holders.

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $100,000, one-tenth of one percent (.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date and subject to the provisions of
Section 12; PROVIDED that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, is in excess of the total shares offered in the Stock Offering, the subscriptions of Supplemental Eligible Account Holders will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     PRIORITY 4: OTHER MEMBERS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each Other Member shall have the opportunity to purchase up to $100,000 of Common Stock offered in the Stock Offering, PROVIDED that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. In the event Other Members subscribe for a number of shares which, when added to the shares subscribed for by the Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares offered in the Stock Offering, the subscriptions of such Other Members will be allocated among subscribing Other Members on a pro rata basis based on the size of such Other Members' orders.

     B.   COMMUNITY OFFERING

     Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use one or investment banking firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm(s) as to the shares sold by such firm(s) in the Subscription and Community Offering and may also reimburse such firm(s) for expenses incurred in connection with the sale. The Community Offering may include a syndicated community offering managed by such investment banking firm(s). The Common Stock will be offered and sold in the Community Offering, in accordance with OTS regulations, so as to achieve the widest distribution of the Common Stock. No Person, Associate of such Person or group of Persons acting in concert, may purchase more than $100,000 of Common Stock in the Community Offering, subject to the overall purchase limitations set forth in Section 12. In the event orders for Common Stock in the Community Offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, and thereafter to cover orders of other members of the general public, so that each Person in such category of the Community Offering may receive 1,000 shares. In the event orders for Common Stock in any of these categories exceed the number of shares available for sale, shares may be allocated on a pro rata basis within a category based on the amount of the respective orders. In addition, orders received for Common Stock in the Community Offering or any Syndicated Community Offering shall first be filled up to a maximum of two percent (2%) of the shares sold and thereafter, remaining shares will be allocated on an equal number of shares basis per order until all orders are filled.

     The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 11(B).

     C.   SYNDICATED COMMUNITY OFFERING

     Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures, including the timing of the offering, as may be determined by the Bank and the Holding Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Holding Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. It is expected that the Syndicated Community Offering would commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person, Associate of such Person, or group of Persons acting in concert, may purchase more than $100,000 of Common Stock in the Syndicated Community Offering, subject to the overall purchase limitations set forth in Section 12.

     If for any reason a Syndicated Community Offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

12.  ADDITIONAL LIMITATIONS ON PURCHASES OF COMMON STOCK

     Purchases of Common Stock in the Stock Offering will be subject to the following purchase limitations:

     A. The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than MHC at the close of the Stock Offering shall be less than 50% of the Holding Company's total outstanding Common Stock.A.

     B. The maximum purchase of Common Stock in the Subscription Offering by a Person or group of Persons through a single Deposit Account is $100,000. No Person by himself, or with an Associate or group of Persons acting in concert, may purchase more than $160,000 of the Common Stock offered in the Stock Offering, except that: (i) the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the number of shares offered in the Stock Offering; (ii) the Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Stock Offering; and (iii) for purposes of this subsection 12(B) shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     C. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any Non-Tax-Qualified Employee Plan or any Management Person and his or her Associates, exclusive of any shares of Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan of the Holding Company or the Bank that are attributable to such Person shall not be counted.

     D. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any Non-Tax-Qualified Employee Plan or any Management Person and his or her Associates, exclusive of any Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Holding Company at the conclusion of the Stock Offering. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan of the Holding Company or the Bank that are attributable to such Person shall not be counted.

     E. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified

          Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering.

     F. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Holding Company at the conclusion of the Stock Offering

     G. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by all stock benefit plans of the Holding Company or the Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock of the Holding Company held by persons other than the MHC.

     H. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by all Non-Tax-Qualified Employee Plans or Management Persons and their Associates, exclusive of any Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 33% of the outstanding shares of Common Stock held by persons other than the MHC at the conclusion of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or paragraph I. below, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan that are attributable to such persons shall not be counted.

     I. The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by all Non-Tax-Qualified Employee Plans or Management Persons and their Associates, exclusive of any Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 33% of the stockholders' equity of the Holding Company held by persons other than the MHC at the conclusion of the Stock Offering.

     J. Notwithstanding any other provision of this Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.J.

     K. The Board of Directors of the Holding Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

     L. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Stock Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     SUBSCRIPTION RIGHTS AFFORDED UNDER THIS PLAN AND BY OTS REGULATIONS ARE NON-TRANSFERABLE. NO PERSON MAY TRANSFER, OFFER TO TRANSFER, OR ENTER INTO ANY AGREEMENT OR UNDERSTANDING TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF ANY SUBSCRIPTION RIGHTS UNDER THIS PLAN. NO PERSON MAY TRANSFER, OFFER TO TRANSFER OR ENTER INTO AN AGREEMENT OR UNDERSTANDING TO TRANSFER LEGAL OR BENEFICIAL OWNERSHIP OF ANY SHARES OF COMMON STOCK EXCEPT PURSUANT TO THIS PLAN.

         EACH PERSON PURCHASING COMMON STOCK IN THE STOCK OFFERING WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE BANK IN ITS SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS, AND THE BANK MAY TAKE ANY REMEDIAL ACTION INCLUDING, WITHOUT LIMITATION, REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS FOR ACTION, AS THE BANK MAY IN ITS SOLE DISCRETION DEEM APPROPRIATE.

13.  PAYMENT FOR STOCK

     All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank, together with a properly completed and executed order form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the order form or purchase order, as the case may be, unless such date is extended by the Bank; PROVIDED, that if the Employee Plans subscribe for shares of Common Stock during the Subscription Offering, such plans may pay for such shares at the Actual Purchase Price upon consummation of the Stock Offering. The Holding Company or the Bank may make scheduled discretionary contributions to the ESOP provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement.

     Payment for Common Stock shall be made either by check or money order, or if a purchaser has a Deposit Account in the Bank, such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser's Deposit Account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser's Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the OTS) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Actual Purchase Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at a rate established by the Bank on payment for Common Stock received by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If for any reason the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

14.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the prospectus prepared by the Holding Company and the Bank has been declared effective by the OTS and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders and the Tax-Qualified Employee Plans at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available to those persons that purchase Common Stock in the Community Offering.

     Each order form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each order form will contain, among other things, the following:

     A. A specified date by which all order forms must be received by the Bank, which date shall be not less than 20, nor more than 45 days, following the date on which the order forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

     B. The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the order form must indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the order form has received a final copy of the prospectus prior to execution of the order form;

     F. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed order form, together with a check or money order in the full amount of the purchase price as specified in the order form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

     G. A statement to the effect that the executed order form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

15.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event order forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed order form within the time period specified thereon; PROVIDED, that the Bank may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the order forms will be final, subject to the authority of the OTS.

16.  COMPLETION OF THE STOCK OFFERING

     The Stock Offering will be terminated if not completed within 90 days from the date of approval by the OTS, unless an extension is approved by the OTS.

17.  MARKET FOR COMMON STOCK

     If at the close of the Stock Offering the Holding Company has more than 100 shareholders of any class of stock, the Holding Company shall use its best efforts to:

     (i) encourage and assist a market maker to establish and maintain a market for that class of stock; and

     (ii) list that class of stock on a national or regional securities exchange, or on the Nasdaq system.

18.  STOCK PURCHASES BY MANAGEMENT PERSONS AFTER THE STOCK OFFERING

     For a period of three years after the Stock Offering, no Management Person or his or her Associates may purchase, without the prior written approval of the OTS, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC, except that the foregoing shall not apply to:

     A. Negotiated transactions involving more than 1% of the outstanding stock in the class of stock; or

     B. Purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan even if such stock is attributable to Management Persons or their Associates.

19.  RESALES OF STOCK BY DIRECTORS AND OFFICERS

     Common Stock purchased by directors and Officers in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death of the director or Officer.

20.  STOCK CERTIFICATES

     Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Section 19 above. Appropriate instructions shall be issued to the Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

21.  RESTRICTION ON FINANCING STOCK PURCHASES

     The Holding Company will not loan funds to any person to purchase Common Stock in the Stock Offering, and will not knowingly offer or sell any of the Common Stock to any Person whose purchase would be financed by funds loaned to the Person by the Holding Company, the Bank or any Affiliate.

22.  STOCK BENEFIT PLANS

     The Board of Directors of the Bank and/or the Holding Company intend to adopt one or more stock benefit plans for employees, officers and directors, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering, subject to the purchase priorities set forth in this Plan. The Board of Directors of the Bank intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the shares issued in the Stock Offering. The Bank or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering, or to purchase issued and outstanding shares of Common Stock in the open market or from authorized but unissued shares of Common Stock or treasury shares from the Holding Company subsequent to the completion of the Stock Offering; provided such contributions do not cause the Bank to fail to meet any of its regulatory capital requirements. In addition to shares purchased by one or more Tax-Qualified Employee Plans in this Stock Offering, any subsequent stock offering, and/or from authorized but unissued shares or treasury shares of the Holding Company, this Plan specifically authorizes the Holding Company to grant awards under one or more stock benefit plans, including stock recognition and award plans and stock option plans, in an amount up to 25% of the number of shares of Common Stock held by persons other than the MHC.

23.  POST-REORGANIZATION FILING AND MARKET MAKING

     It is likely that there will be a limited market for the Common Stock sold in the Stock Offering, and purchasers must be prepared to hold the Common Stock for an indefinite period of time. If the Holding Company has more than 35 stockholders of any class of stock, the Holding Company shall register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

24.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The Holding Company may not declare or pay a cash dividend on its Common Stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required under ss. 567.2 of the Regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with ss.563b.520 of the Regulations. Following completion of the Stock Offering, the Holding Company may repurchase its Common Stock consistent with ss. 563b.510 and ss. 563b.515 of the Regulations relating to stock repurchases, as long as such repurchases do not cause the regulatory capital of the Bank to be reduced below the amount required under ss. 563b.550. of the Regulations. The MHC may from time to time purchase Common Stock of the Holding Company. Subject to any notice or approval requirements of the OTS under the Regulations, the MHC may waive its right to receive dividends declared by the Holding Company.

25.  REORGANIZATION AND STOCK OFFERING EXPENSES

     The Regulations require that the expenses of any Stock Offering must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

26.  EMPLOYMENT AND OTHER SEVERANCE AGREEMENTS

     Following or contemporaneously with the Reorganization, the Bank and/or the Holding Company may enter into employment and/or severance arrangements with one or more executive officers of the Bank and/or the Holding Company. It is anticipated that any employment contracts entered into by the Bank and/or the Holding Company will be for terms not exceeding three years and that such contracts will provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors. The Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers which provide for the payment of severance compensation in the event of a change in control of the Bank and/or the Holding Company. The terms of such employment and severance arrangements have not been determined as of this time, but will be described in any prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the OTS.

27.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the OTS.

28.  AMENDMENT OR TERMINATION OF THE PLAN

     If necessary or desirable, the terms of the Plan may be substantially amended by a majority vote of the Bank's Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the Plan and proxy materials to a vote of the Members. At any time after submission of the Plan and proxy materials to a vote of the Members, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Directors only with the concurrence of the OTS. Terms of the Plan relating to the Stock Offering including, without limitation, Sections 8 through 20, may be amended by a majority vote of the Bank's Board of Directors as a result of comments from regulatory authorities or otherwise at any time prior to the approval of the Plan by the OTS and at any time thereafter with the concurrence of the OTS. The Plan may be terminated by a majority vote of the Board of Directors at any time prior to the earlier of approval of the Plan by the OTS and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Directors at any time thereafter with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members; however, any material amendment of the terms of the Plan that relate to the Reorganization which occur after the Special Meeting shall require a resolicitation of Members.

     The Plan shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Members of the Bank approve the Plan, and may not be extended by the Bank or the OTS.

Dated:  May 28, 2003

                                    EXHIBIT A
                         CHARTER AND BYLAWS OF THE BANK

                   FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION

                              FEDERAL STOCK CHARTER


     SECTION 1. CORPORATE TITLE. The full corporate title of the savings association is Flatbush Federal Savings & Loan Association (the "Bank").

     SECTION 2. OFFICE. The home office shall be located in Kings County, City of New York, State of New York.

     SECTION 3. DURATION. The duration of the Bank is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Bank has the authority to issue is 10,000,000 of which 9,000,000 shares shall be common stock, par value $.01 per share, and of which 1,000,000 shares shall be serial preferred stock. The shares may be issued from time to time as authorized by the board of directors without the approval of its stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Bank), labor or services actually performed for the Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in connection with the conversion of the Bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no cumulation of votes for the election of directors. Provided, that this restriction on voting separately by class or series shall not apply:

          (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

          (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Bank if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

         (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this
               Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Bank in a merger or consolidation for the Bank, shall not be considered to be such an adverse change.

     A description of the different classes and series of the Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Bank available for distribution remaining after: (i) payment or provision for payment of the Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. PREFERRED STOCK. The Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Bank;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank which may be issued.

     SECTION 7. DIRECTORS. The Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the Bank's charter or bylaws to the contrary, for a period of five years from the effective date of this Charter, the following provisions shall apply:

     A. BENEFICIAL OWNERSHIP LIMITATION. No person, other than Flatbush Federal Bancorp, Inc. and Flatbush Federal Bancorp, MHC, the mutual holding company of the Association, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of the common stock of the Bank.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered excess shares and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 8, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the common stock of the Bank.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     SECTION 9. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the Bank, approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

     SECTION 10. PRIORITY OF ACCOUNTS. In any situation in which the priority of the accounts of the Bank is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the Bank having at least as high a priority as the claims of general creditors of the Bank not having priority (other than priority arising or resulting from consensual subordination) over other general creditors of the Bank.

FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION


ATTEST:
         ------------------------------------------------
         Robert Carrano, Secretary



   By:
         ------------------------------------------------
         Anthony J. Monteverdi, Chairman of the Board,
         President and Chief Executive Officer



OFFICE OF THRIFT SUPERVISION


ATTEST:
         ------------------------------------------------
         Secretary of Office of Thrift Supervision



  By:
         ------------------------------------------------
         Director of Office of Thrift Supervision


Effective Date:
               -------------------------------------------

                   FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION

                                     BYLAWS

                             ARTICLE I - HOME OFFICE

     The home office of Flatbush Federal Savings & Loan Association (the "Bank") shall be at 2146 Nostrand Avenue, in Kings County, City of New York, State of New York.

                            ARTICLE II - SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Bank or at such other convenient place in the State as the Board of Directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually within 150 days after the end of the Bank's fiscal year, on the [_______ _____________ in May], if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at __:___ a.m., or at such other date and time within such 150-day period as the Board of Directors may determine.

     SECTION 3. SPECIAL MEETINGS. Subject to the limitations set forth in
Section 9 of the Bank's Charter, special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules adopted by the Board of Directors or in the absence of adoption by the Board of Directors, by the Chairman of the meeting, which rules shall be intended to assure fair and equitable treatment of shareholders, and made available for inspection by stockholders at the annual or special meeting unless otherwise prescribed by regulations of the Office or these bylaws. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LIST. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures described in ss. 552.6(d) of the Office's regulations as now or hereafter in effect.

     SECTION 8. QUORUM; GENERAL RULES ON VOTING. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES OF CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. CUMULATIVE VOTING. Stockholders may not cumulate their votes for election of directors.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NOMINATING COMMITTEE. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the

Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days prior to the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - Board of Directors

     SECTION 1. GENERAL POWERS. The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of eight members and shall be divided into three classes as nearly equal in number as possible. The Board of Directors may within such limitation set the number of directors. The members of each class shall be elected for a term of three years and until they resign, are removed, become disqualified or until their successors are elected and qualified. One class shall be elected annually by ballot.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within the Bank's normal lending territory, for the holding of additional regular meetings without notice other than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communication device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Bank's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and shall constitute attendance for the purpose of compensation pursuant to Section 11 of this Article.

     SECTION 5. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if sent by mail or when delivered to the telegraph company if sent by telegram, or when the Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     SECTION 10. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 11. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

     SECTION 12. PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank; recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

     SECTION 1. POSITIONS. The officers of the Bank shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The offices of the secretary and treasurer may be held by the same person and a vice president also may be either the secretary or the treasurer or comptroller. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Bank shall end on the last day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

     Subject only to the terms of the Bank's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

     The Board of Directors shall provide a Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by the Board of Directors in the manner provided by Section 7 or Section 8 of Article III of these bylaws, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Bank fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting Board will be required to amend the bylaws.

                                    EXHIBIT B
                    CHARTER AND BYLAWS OF THE HOLDING COMPANY

                         FLATBUSH FEDERAL BANCORP, INC.

                          STOCK HOLDING COMPANY CHARTER


     SECTION 1. CORPORATE TITLE. The full corporate title of the Mutual Holding Company subsidiary holding company is Flatbush Federal Bancorp, Inc. (the "Company").

     SECTION 2. DOMICILE. The domicile of the Company shall be located in Kings County, City of New York in the State of New York.

     SECTION 3. DURATION. The duration of the Company is perpetual.

     SECTION 4. PURPOSE AND POWERS. The purpose of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Company has authority to issue is 10,000,000 of which 9,000,000 shares shall be common stock, par value $0.01 per share, and of which 1,000,000 shares shall be serial preferred stock. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Company), labor, or services actually performed for the Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Company that is transferred to common stock or paid in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to the parent mutual holding company) of the Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no cumulation of votes for the election of directors. PROVIDED, that this restriction on voting separately by class or series shall not apply:

          (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

          (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Company if the preferred stock is exchanged for securities of such other corporation: PROVIDED, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

         (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this
               Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Company in a merger or consolidation for the Company, shall not be considered to be such an adverse change.

     A description of the different classes and series of the Company's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of the Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. PREFERRED STOCK. The Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Company shall not be entitled to preemptive rights with respect to any shares of the Company which may be issued.

     SECTION 7. DIRECTORS. The Company shall be under the direction of a board of directors. The authorized number of directors, as stated in the Company's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

     SECTION 8. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

FLATBUSH FEDERAL BANCORP, INC.

ATTEST:
         ------------------------------------------------
         Robert Carrano, Secretary



   By:
         ------------------------------------------------
         Anthony J. Monteverdi, Chairman of the Board,
         President and Chief Executive Officer



OFFICE OF THRIFT SUPERVISION


ATTEST:
         ------------------------------------------------
         Secretary of Office of Thrift Supervision



  By:
         ------------------------------------------------
         Director of Office of Thrift Supervision


Effective Date:
               -------------------------------------------

                         FLATBUSH FEDERAL BANCORP, INC.

                                     BYLAWS

                             ARTICLE I - HOME OFFICE

     The home office of Flatbush Federal Bancorp, Inc. (the "Company") shall be at 2146 Nostrand Avenue, in Kings County, City of New York, State of New York.

                            ARTICLE II - SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Company or at such other convenient place as the Board of Directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year on the [_______ ____________ in ____], if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at __:___ a.m., or at such other date and time within such 150-day period as the Board of Directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the chairman of the board, the president or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules adopted by the Board of Directors or in the absence of adoption by the Board of Directors, by the Chairman of the meeting, which rules shall be intended to assure fair and equitable treatment of shareholders, and made available for inspection by stockholders at the annual or special meeting unless otherwise prescribed by regulations of the Office or these bylaws. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this
Article II with postage prepaid. When any shareholders meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LIST. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures described in ss. 552.6(d) of the Office's regulations as now or hereafter in effect.

     SECTION 8. QUORUM. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES OF CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. CUMULATIVE VOTING. Stockholders may not cumulate their votes for election of directors.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NOMINATING COMMITTEE. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days prior to the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of eight members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Company's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     SECTION 5. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if sent by mail, when delivered to the telegraph company if sent by telegram or when the Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     SECTION 10. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 11. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

     SECTION 12. PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Company or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one days notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

     SECTION 1. POSITIONS. The officers of the Company shall be a president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The offices of the secretary and treasurer may be held by the same person and a vice president also may be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officers death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees, or agents of the Company in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

                    ARTICLE VIII - FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Company shall end on the last day of December of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

     Subject only to the terms of the Company's charter and the regulations and orders of the Office, the Board of Directors may, from time to time declare, and the Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

     The Board of Directors shall provide a Company seal which shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting; and (ii) receipt of any applicable regulatory approval. When the Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.






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










                                    EXHIBIT C
                          CHARTER AND BYLAWS OF THE MHC

                          FLATBUSH FEDERAL BANCORP, MHC

                         MUTUAL HOLDING COMPANY CHARTER

     SECTION 1. CORPORATE TITLE. The name of the mutual holding company is Flatbush Federal Bancorp, MHC (the "Mutual Company").

     SECTION 2. DURATION. The duration of the Mutual Company is perpetual.

     SECTION 3. PURPOSE AND POWERS. The purpose of the Mutual Company is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and the laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

     SECTION 4. CAPITAL. The Mutual Company shall have no capital stock.

     SECTION 5. MEMBERS. All holders of savings, demand, or other authorized accounts of Flatbush Federal Savings & Loan Association (the "Bank") are members of the Mutual Company. With respect to all questions requiring action by the members of the Mutual Company, each holder of an account in the Bank shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member's account. In addition, borrowers from the Bank shall be entitled to one vote for the period of time during which such borrowings are in existence. No member, however, shall cast more than 1,000 votes. All accounts shall be nonassessable.

     SECTION 6. DIRECTORS. The Mutual Company shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the Mutual Company's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the OTS or his or her delegate.

     SECTION 7. CAPITAL, SURPLUS, AND DISTRIBUTION OF EARNINGS. The Mutual Company shall distribute net earnings to account holders of the Bank on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the OTS, provided that the Mutual Company may establish minimum account balance requirements for account holders to be eligible for distributions of earnings.

     All holders of accounts of the Bank shall be entitled to equal distribution of the assets of the Mutual Company, PRO RATA to the value of their accounts in the Bank, in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Mutual Company.

     SECTION 8. AMENDMENT. Adoption of any pre-approved charter amendment shall be effective after such pre-approved amendment has been approved by the members at a legal meeting. Any other amendment, addition, alteration, change or repeal of this charter must be approved by the OTS prior to approval by the members at a legal meeting and shall be effective upon filing with the OTS in accordance with regulatory procedures.

FLATBUSH FEDERAL BANCORP, MHC

ATTEST:
         ------------------------------------------------
         Robert Carrano, Secretary



   By:
         ------------------------------------------------
         Anthony J. Monteverdi, Chairman of the Board,
         President and Chief Executive Officer



OFFICE OF THRIFT SUPERVISION


ATTEST:
         ------------------------------------------------
         Secretary of Office of Thrift Supervision



  By:
         ------------------------------------------------
         Director of Office of Thrift Supervision


Effective Date:
               -------------------------------------------





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

                          FLATBUSH FEDERAL BANCORP, MHC

                                     BYLAWS

     SECTION 1. ANNUAL MEETING OF MEMBERS. The annual meeting of the members of Flatbush Federal Bancorp, MHC (the "Mutual Company") for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, at a location within the State of Illinois that constitutes the principal place of business of the Mutual Company, or at such other place as may be determined by the board of directors, at __:___ a.m. on the ______ ________ of April of each calendar year, if not a legal holiday, or if a legal holiday, then on the next succeeding day not a legal holiday. The annual meeting may be held at such other time on such other day or at such other place in the state as the board of directors may determine. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year.

     SECTION 2. SPECIAL MEETINGS OF MEMBERS. Special meetings of the members of the Mutual Company may be called at any time by the president or the board of directors and shall be called by the president, a vice president, or the secretary upon the written request of members of record, holding in the aggregate at least one-tenth of the voting capital of the Mutual Company. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the president. For purposes of this section, "voting capital" means FDIC-insured deposits as of the voting record date. Annual and special meetings shall be conducted in accordance with rules established by the Board of Directors and made available for inspection by members at the annual or special meeting.

     SECTION 3. NOTICE OF MEETING OF MEMBERS. Notice of each meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of the Mutual Company during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

     SECTION 4. FIXING OF RECORD DATE. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The member entitled to participate in any such action shall be the member of record on the books of the Mutual Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

     SECTION 5. MEMBER QUORUM. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

     SECTION 6. VOTING BY PROXY. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office, provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board.

     SECTION 7. COMMUNICATION BETWEEN MEMBERS. Communication between members shall be subject to any applicable rules or regulations of the Office. No member, however, shall have the right to inspect or copy any portion of any books or records containing:

     (i)   A list of depositors in or borrowers from such Mutual Company;

     (ii)  Their addresses;

     (iii) Individual deposit or loan balances or records; or

     (iv)  Any date from which such information could be reasonably constructed.

     SECTION 8. NUMBER OF DIRECTORS. The number of directors of the Mutual Company shall be eight.

     SECTION 9. MEETINGS OF THE BOARD. The board of directors shall meet regularly without notice at the principal place of business of the Mutual Company at least once per fiscal quarter at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman or of three directors. All special meetings shall be held upon at least three days' written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action. The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of the president.

     SECTION 10. OFFICERS, EMPLOYEES AND AGENTS. At the meeting of the board of directors of the Mutual Company next following the annual meeting of the members of the Mutual Company, the board shall annually elect a president, one or more vice presidents, a secretary, and a treasurer; provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer. The board may appoint such additional officers, employees, and agents as it may from time to time deem necessary. The term of office of all officers shall be one year or until their respective successors are elected and qualified; but any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of any such provision, the officers shall have such powers and duties as generally pertain to their respective offices.

     The Mutual Company shall indemnify its personnel, including directors, officers and employees, to the fullest extent authorized by applicable law or regulations, as the same exists or may hereafter be amended.

     SECTION 11. VACANCIES, RESIGNATION OR REMOVAL OF DIRECTORS. Members of the Mutual Company shall elect directors by ballot: Provided, that in the event of a vacancy on the board, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the office of the Mutual Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

     At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     SECTION 12. POWERS OF THE BOARD. The board of directors shall have the power:

          (a) By resolution, to appoint from among its members and remove an executive committee and one or more other committees, which committee shall have and may exercise all the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the Mutual Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

          (b) To fix the compensation of directors, officers, and employees, and to remove any officer or employee at any time with or without cause; and

          (c) To exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

     SECTION 13. NOMINATIONS FOR DIRECTORS. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business at least 10 days prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

     SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 15. SEAL. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word "incorporated," or an emblem may appear in the center.

     SECTION 16. AMENDMENT. Adoption of any bylaw amendment, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective upon filing with the Office in accordance with the regulatory procedures after such amendment has been approved by a majority vote of the authorized board, or by a vote of the members of the Mutual Company.